UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

AEMETIS, INC.
(Exact name of registrant as specified in its charter)
______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 21, 2016, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1:                      Election of Directors

	For	Against
Eric A. McAfee	11,458,337	68,983
Francis P. Barton	11,405,727	121,593
John R. Block	11,411,120	116,200
Dr. Steven W. Hutcheson	11,483,585	43,735
Harold Sorgenti	11,396,623	130,697

All of the foregoing candidates were elected to the Company’s board of directors (the “Board”).

Proposal 2:	Approval of Amendment to the Company's Articles of Incorporation to Classify the Board of Directors into Three Classes

For	Against	Abstain
11,024,209	497,111	6,000

The amendment to the Company’s Articles of Incorporation to Classify the Board into three classes, with directors in each class serving staggered three year terms was approved at the annual meeting.  The amendment became effective upon its filing with the Secretary of State of the State of Nevada on April 27, 2016.  The amendment is described in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2016 Annual Meeting of Stockholders.

Proposal 3:	Approval of Amendment to the Company's Articles of Incorporation to Eliminate the Ability of Stockholders to Act by Written Consent

For	Against	Abstain
10,799,050	712,030	16,240

The amendment to the Company’s Articles of Incorporation to eliminate the ability of the Company’s stockholders to act by written consent was approved at the annual meeting.  The amendment became effective upon its filing with the Secretary of State of the State of Nevada on April 27, 2016.  The amendment is described in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2016 Annual Meeting of Stockholders.

Proposal 4:                      Issuance of Warrants to Board Members and Management

For	Against	Abstain
11,295,307	125,023	106,990

The proposal to issue warrants to Board members and management of the Company was approved.

Proposal 5:                      Ratification of Auditors

For	Against	Abstain
11,520,625	6,695	-

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

April 27, 2016	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer